                           APOGEE ENTERPRISES, INC.
                             EMPLOYMENT AGREEMENT
                              WITH RICHARD GOULD



         THIS AGREEMENT is entered into effective as of the 23rd day of May, 1994, by and between Apogee Enterprises, Inc., a Minnesota corporation (the "Company"), and Richard Gould, a Minnesota resident (the "Employee").

         WHEREAS, the Company desires to engage the Employee in the position of Senior Vice President to render services for the Company on the terms and conditions set forth in this Agreement;

         WHEREAS, the Employee desires to be retained by the Company as its Senior Vice President and to be assured of reasonable tenure and terms and conditions of employment with the Company; and

         WHEREAS, both parties recognize the critical importance to the Company, its employees and its investors of preserving the confidentiality of the Company's trade secrets and confidential information and of protecting the Company against competition from former executives or other key employees of the Company following their separation from the Company;

         NOW, THEREFORE, in consideration of the foregoing premises and the parties' mutual covenants and undertakings contained in this Agreement, the sufficiency of which is hereby acknowledged, the Company and the Employee agree as follows:

     1.  EMPLOYMENT.  The Company hereby employs the Employee, and the Employee
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accepts such employment and agrees to perform services for the Company, for the period and upon the other terms and conditions set forth in this Agreement.

     2.  TERM.  The Company may terminate the employment of the Employee upon
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thirty (30) days notice, without cause, provided the Company provides the
Employee with the severance arrangements discussed in paragraph 5 below.

         Notwithstanding the foregoing, the Company may terminate the Employee's employment for cause without notice and without further obligation of any kind to the Employee. For purposes of this Agreement, "cause" shall mean dishonesty, theft, fraud, conviction of any crime, unethical business behavior, failure to render competent services, or any material breach of this Agreement.

         It is further agreed that the term of the Employee's employment under this Agreement shall automatically terminate in the event of the Employee's death. In the event the Employee becomes mentally or physically disabled during the term of employment hereunder, such that he cannot perform the essential functions of his position, with or without reasonable accommodation, his employment under this Agreement shall terminate as of the date such disability is established. As used in this paragraph, the term "disabled" means suffering from any mental or physical condition, other than the use of alcohol or illegal use of narcotics, which renders the Employee unable to perform the essential functions of his position, with or without reasonable accommodation, ("impaired condition") for a period of ninety (90) consecutive days. The date that the Employee's disability is established shall be the ninety-first (91st) day upon which such impaired condition exists. Upon termination for disability, the Employee shall be entitled to receive continuation of his base salary (as herein defined) for a period of one hundred eighty (180) days. If the Company maintains a disability policy covering the Employee, then the amount of payments to be made by the Company to the Employee pursuant to this provision shall be reduced by any amount so paid to the Employee under any such insurance policy.

     3.  DUTIES AND REPRESENTATIONS OF THE EMPLOYEE.  During the Employee's
         ------------------------------------------
employment hereunder, he shall serve as the Company's Senior Vice President. He will report to the Company's Chairman and Chief Executive Officer, Donald W. Goldfus, and will perform special projects assigned to him by Donald W. Goldfus. The Employee shall devote his full time, attention, knowledge and skill exclusively to the loyal service of the Company and shall perform all duties reasonably assigned to him by Donald W. Goldfus. Additionally, the Employee shall do such traveling as may be reasonably required by the Company in connection with the performance of his duties and responsibilities. The Employee represents and warrants to the Company that:

         a. his acceptance of employment under this Agreement and his performance of the duties contemplated herein are not in conflict with any obligation, undertaking or agreement between the Employee and any third party; and

         b. he has not and will not, during the course of his employment with the Company, disclose or utilize without permission, any confidential or proprietary information, trade secrets, materials, documents, or property owned by any third party.

     4.  COMPENSATION.  The Company shall pay to the Employee the following
         ------------
compensation beginning May 23, 1994:

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

          (A)  BASE SALARY.  The Company shall pay to the Employee an annual
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               base salary of Two Hundred Thousand Dollars ($200,000.00), less legally required deductions and withholdings, payable in periodic installments in accordance with the standard payroll practices of the Company in effect from time-to-time. The base salary shall be reviewed on an annual basis and the Employee will be eligible for salary increases in accordance with the Company's standard practices.

          (B)  INCENTIVE COMPENSATION.  In addition to the base salary described
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               above, the Employee shall be guaranteed a minimum bonus of
               Seventy Thousand Dollars ($70,000.00), less legally required deductions and withholdings, for the first year of his employment, which bonus shall be prorated for fiscal 1995, and which bonus shall be paid in May, 1995. In addition, the Employee shall be eligible for election to the Apogee Enterprises, Inc. Partnership Plan in fiscal year 1996.

          (C)  STOCK GRANT.  As additional compensation for his services to the
               -----------
               Company, the Company grants to the Employee a qualified stock option of 5,000 shares of the Company's common stock pursuant to the Company's Stock Incentive Plan as amended and restated April 20, 1990, which stock grant shall be evidenced by, and subject to, the terms of a stock option agreement between the Employee and the Company. The Company further makes an unrestricted stock grant to the Employee of 5,000 shares of the Company's common stock.

          (D)  CAR ALLOWANCE.  The Employee shall be paid a car allowance by the
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               Company in the amount of Six Thousand Five Hundred Dollars
               ($6,500.00) per year, consistent with the Company's payroll and accounting practices. In addition, the Company will reimburse the Employee for business mileage at Internal Revenue Service approved rates.

          (E)  PARTICIPATION IN BENEFIT PLANS.  The Employee shall also be
               ------------------------------
               entitled to participate in all employee benefit plans or programs (including vacation time) of the Company to the extent that his position, title, tenure, salary, age, health and other qualifications make him eligible to participate. The Company does not guarantee the adoption or continuance of any particular employee benefit plan or program during the term of this Agreement, and the Employee's participation in any such plan

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

               or program shall be subject to the provisions, rules and regulations applicable thereto.

          (F)  EXPENSES.  The Company shall pay or reimburse the Employee for
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               all reasonable and necessary out-of-pocket expenses incurred by him in the performance of his duties under this Agreement, subject to the presentment of appropriate vouchers in accordance with the Company's normal policies for expense verification.

     5.   SEVERANCE ARRANGEMENTS.  Upon termination of the Employee's employment
          ----------------------
by the Company, other than for cause as defined in paragraph 2 above, or if the Employee voluntarily resigns his employment following a change in his reporting relationship such that he no longer reports to Donald W. Goldfus, the Employee shall be entitled to receive severance compensation in an amount equal to one
(1) year of his base compensation plus his average annual bonus, calculated and paid as though the Employee had remained in the employment of the Company. The Employee shall not be entitled to any severance compensation if his employment is terminated for cause as defined in paragraph 2 above or if the Employee voluntarily resigns his employment for any reason other than a change in his reporting relationship.

          If the Employee's employment is terminated by the Company other than for cause as defined in paragraph 2 above, or if the Employee voluntarily resigns his employment following a change in his reporting relationship, the Company will provide the Employee with health care coverage comparable to the health care coverage being provided to the Company's executives. This coverage will be provided, at the Company's option, either through the Company's plan or an individual plan. This coverage will be provided until the Employee reaches the age of 65.

          In addition, if the Employee's employment is terminated by the Company, other than for cause as defined in paragraph 2 above, or if the Employee voluntarily resigns his employment following a change in his reporting relationship within:

          (a) six (6) years of the effective date of this Agreement, the Employee shall become a consultant of the Company under the terms set forth in this paragraph for five (5) years from the date of his termination or resignation ;

          (b) seven (7) years of the effective date of this Agreement the Employee shall become a consultant of the Company under the terms set forth in this paragraph for four (4) years from the date of his termination or resignation;

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

          (c) eight (8) years of the effective date of this Agreement, the Employee shall become a consultant of the Company under the terms set forth in this paragraph for three (3) years from the date of his termination or resignation ;

          (d) nine (9) years of the effective date of this Agreement, the Employee shall become a consultant of the Company under the terms set forth in this paragraph for two (2) years from the date of his termination or resignation; and

          (e) ten (10) years of the effective date of this Agreement, the Employee shall become a consultant of the Company under the terms set forth in this paragraph for one (1) year from the date of his termination or resignation.

The Employee shall not be entitled to become a consultant of the Company if his employment is terminated for cause as defined in paragraph 2 above or if the Employee voluntarily resigns his employment for any reason other than a change in his reporting relationship.

          If the Employee shall become a consultant to the Company as provided in this paragraph, the terms of his consultancy shall be as follows: the Employee shall consult generally with executive personnel of the Company on operations and policies with which he was familiar prior to the termination or resignation of his employment. The Employee's services may be provided in person, by telephone or by mail, and at such times, places and under such circumstances as shall be mutually agreeable. The Company shall pay the Employee Fifty Thousand Dollars ($50,000.00), less legally required deductions and withholdings, per year for these consulting services.

     6.   CONFIDENTIAL INFORMATION.  Except as permitted or directed by the
          ------------------------
Company's Chairman and Chief Executive Officer, during the term of this Agreement or at any time thereafter, the Employee shall not divulge, furnish or make accessible to anyone or use in any way (other than in an ordinary course of business of the Company) any confidential or secret knowledge or information of the Company which the Employee has acquired or become acquainted with or will acquire or become acquainted with prior to the termination of the period of his employment by the Company, whether developed by himself or by others, concerning any trade secrets, confidential or secret designs, processees, formulae, plans, devices or material (whether or not patented or patentable) directly or indirectly useful in any aspect of the business of the Company, any customer or supplier list of the Company, any confidential or secret development or research work of the Company, or any other confidential information or secret aspects of the business of the Company. The Employee acknowledges that the above-described knowledge or information constitutes a unique and valuable asset of the Company and represents a substantial investment of time and expense by the Company and its predecessors, and that any disclosure or other use of such knowledge or information other than for the sole benefit of the Company would be wrong and would cause irreparable harm to the Company. Both during and after the term of this Agreement, the Employee will refrain from any acts or omissions that would reduce the value of such knowledge or information to the Company. The foregoing obligations of confidentiality, however, shall not apply to any knowledge or information which is now published or which subsequently becomes generally publicly known in the form in which it was obtained from the Company, other than as a direct or indirect result of the breach of this Agreement by the Employee.

     7.   RETURN OF PROPRIETARY PROPERTY.  The Employee agrees that all property
          ------------------------------
in the Employee's possession belonging to the Company, including without limitation, all documents, reports, manuals, memoranda, computer print-outs, customer lists, credit cards, keys, identification, products, access cards and all other property relating in any way to the business of the Company are the exclusive property of the Company, even if the Employee authored, created, or assisted in authoring or creating such property. The Employee shall return to the Company all such documents and property immediately upon termination of employment or at such earlier time as the Company may reasonably request.

     8.   RESTRICTIVE COVENANT.  The Employee acknowledges that the Company
          --------------------
needs to be protected against the potential for unfair competition and impairment of the Company's good will by the Employee's use of the Company's training, assistance, confidential information and trade secrets in direct competition with the Company. The Employee therefore agrees that for a period of one (1) year from the date of the termination of his employment hereunder or the expiration of this Agreement, the Employee shall not operate, join, control, be employed by or participate in ownership, management, operation or control of, or be connected in any manner as an independent contractor, consultant or otherwise, with any person or organization engaged in any business activity which is the same as, similar to, or competitive with any business of the Company or any successor of the Company as of the expiration or termination date of this Agreement within the states of the United States of America. The Employee expressly agrees that the provisions of this paragraph 8 shall survive the expiration or termination of this Agreement, whether such termination be voluntary or involuntary or without or without cause.

          The Employee agrees that in addition to, but not to the exclusion of any other available remedy, the Company shall have the right to enforce the provisions of this non-competition agreement by applying for and obtaining temporary and permanent restraining orders or injunctions from a court of competent jurisdiction without the necessity of filing a bond therefore, and the Company shall be entitled to recover from the Employee its reasonable attorneys' fees and costs and enforcing the non-competition agreement.

     9.   COVENANT NOT TO RECRUIT.  The Employee recognizes that the Company's
          -----------------------
workforce constitutes an important and vital aspect of its business. The Employee agrees that for a period of two (2) years following the expiration or termination of this Agreement for any reason whatsoever, he shall not recruit, or assist anyone else in the solicitation of, any of the Company's then current employees to terminate their employment with the Company and to become employed by any business enterprise with which the Employee may then be associated or connected, whether as an owner, employee, partner, agent, investor, consultant, contractor or otherwise.

     10.  ASSIGNMENTS.  The rights and obligations of the Company under this
          -----------
Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company. The Employee may not assign this Agreement or any rights hereunder. Any purported or attempted assignment or transfer by the Employee of this Agreement or any of the Employee's duties, responsibilities or obligations hereunder shall be void.

     11.  NOTICES.  For purposes of this Agreement, notices provided in this
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Agreement shall be in writing and shall be deemed to have been given when personally served or mailed by United States registered or certified mail, return receipt requested, postage prepaid, to the last known residents address of the Employee or, in the case of the Company, to its principal office to the attention of its Chairman and Chief Executive Officer, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

     12.  CONSTRUCTION AND SEVERABILITY.  The validity, interpretation,
          -----------------------------
performance and enforcement of this Agreement shall be governed by the laws of the state of Minnesota. In the event any provision of this Agreement shall be held illegal or invalid for any reason, said illegality or invalidity will not in any way effect the legality or validity of any other provision hereof. It is the intention of the parties hereto that the Company be given the broadest possible protection respecting its confidential information and trade secrets and respecting competition by the Employee following his separation by the Company.

     13.  ARBITRATION.  Except as provided in subparagraph (b) below, any claims
          -----------
or disputes of any nature between the parties arising from or related to the performance, breach, termination, expiration, application or meaning of this Agreement shall be resolved exclusively by arbitration before the American Arbitration Association in Minneapolis, Minnesota, in accordance with the applicable rules then obtaining of the American Arbitration Association.

          (a) The decision of the arbitrator(s) shall be final and binding upon both parties. Judgment of the award rendered by the arbitrator(s)

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

                may be entered in any court having jurisdiction thereof. In the event of submission of any dispute to arbitration, each party shall, not later than thirty (30) days prior to the date set for hearing, provide to the either party and to the arbitrator(s) a copy of all exhibits upon which the party intends to rely at the hearing and a list of all persons whom each party intends to call as a witness at the hearing.

          (b) This section shall have no obligation to claims by the Company asserting violation of or seeking to enforce, by injunction or otherwise, the terms of paragraphs 6, 7, 8 and 9 above. Such claims may be maintained by the Company in a lawsuit subject to the terms of paragraph 14 below.

     14.  VENUE.  Any action at law, suit in equity or judicial proceeding
          -----
arising directly, indirectly or otherwise in connection with, out of, related to or from this Agreement or any provision hereof, shall be litigated only in the courts of the state of Minnesota, County of Hennepin. The Employee waives any right the Employee may have to transfer or change the venue of any litigation brought against the Employee by the Company.

     15.  ENTIRE AGREEMENT.  This Agreement sets forth the entire agreement
          ----------------
between the Company and the Employee with respect to his employment by the Company and there are not undertakings, covenants or commitments other than as set forth herein. This Agreement may not be altered or amended, except by a writing executed by the party against whom such alteration or amendment is to be enforced. This Agreement supersedes any and all prior understandings or agreements between the parties.

     16.  COUNTERPARTS.  This Agreement may be simultaneously executed in any
          ------------
number of counterparts, and such counterparts executed and delivered, each as an original, shall constitute but one in the same instrument.

     17.  CAPTIONS AND HEADINGS.  The captions and paragraph headings used in
          ---------------------
this Agreement are for convenience of reference only, and shall not affect the construction or interpretation of this agreement or any of the provisions hereof.

     18.  SURVIVAL.  The parties expressly acknowledge and agree that the
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provisions of this Agreement which by their expressed or implied terms extend beyond the expiration of this Agreement or the termination of the Employee's employment hereunder, shall continue in full force and effect, notwithstanding the Employee's termination of employment hereunder or the expiration of this Agreement.

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

     19.  WAIVERS.  No failure on the part of either party to exercise, and no
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delay in exercising any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof, or the exercise of any other right or remedy granted hereby or by any related document or by law. No single or partial waiver of rights or remedies hereunder, nor any cause of conduct of the parties, shall be construed as a waiver of rights or remedies by either party (other than as expressly and specifically waived).

     20.  RELIANCE BY THIRD PARTY.  This Agreement is intended and exclusive
          -----------------------
benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns, and no other person or entity shall have any right to rely on this agreement or to claim or derive any benefit therefrom, absent the express written consent of the party to be charged with such reliance or benefit.

          IN WITNESS WHEREOF, the parties have signed this agreement.


Dated: ____________________               ____________________________________
                                          Richard Gould


Dated: ___________________                APOGEE ENTERPRISES, INC.


                                          By ______________________
                                             Its ____________________


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